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                                                                     Exhibit 4.1

                          MASTER TRANSACTION AGREEMENT

       This is a Master Transaction Agreement dated as of May 7, 2004, among (i) Texas Roadhouse, Inc. (the "COMPANY"), a Delaware corporation, (ii) W. Kent Taylor ("TAYLOR"), (iii) Texas Roadhouse Holdings LLC ("HOLDINGS"), a Kentucky limited liability company, (iv) Texas Roadhouse Development Corporation ("DEVELOPMENT"), a Kentucky corporation, (v) Texas Roadhouse Management Corp. ("MANAGEMENT"), a Kentucky corporation, (vi) Aspen Steaks, Ltd., a Kentucky corporation ("ASPEN"), (viii) Texas Roadhouse of Gainesville Inc., I, a Kentucky corporation ("GAINESVILLE"), (viii) Texas Roadhouse of Texas, LLC ("TEXAS"), a Kentucky limited liability company, and (ix) each of the entities listed on Schedule A hereto (the "CONSTITUENT RESTAURANT ENTITIES").

                                    RECITALS

       A. The parties to this Agreement are involved in the ownership and operation of Texas Roadhouse restaurants.

       B. Pursuant to the terms of this Agreement, the Company will acquire the equity interests or assets of certain parties to this Agreement (each a "COMBINATION TRANSACTION" and collectively, the "COMBINATION TRANSACTIONS") through merger or share exchange transactions between each such party and the Company or one of its directly or indirectly held wholly-owned corporate or limited liability company subsidiaries, and immediately thereafter consummate an initial public offering (the "INITIAL PUBLIC OFFERING") of its Class A common stock, $0.001 par value ("CLASS A COMMON STOCK"), pursuant to an Underwriting Agreement among the Company, each of Banc of America Securities LLC, RBC Capital Markets Corporation, S.G. Cowen & Co., LLC and Wachovia Capital Markets, Inc. (collectively, the "UNDERWRITERS") and the other parties names therein (the "UNDERWRITING AGREEMENT").

       C. The Combination Transactions and the Initial Public Offering together will constitute a single tax-free exchange of property for stock of the Company under IRC Section 351 (the "ROADHOUSE EXCHANGE"). Certain Combination Transactions will constitute tax-free reorganizations under IRC Section 368.

       D. Prior to consummation of the Combination Transactions, the Company will form Texas Roadhouse Property Holdings LLC ("PROPERTY") as a wholly-owned limited liability company subsidiary to participate in certain of the Combination Transactions described below

       E. Prior to the consummation of the Combination Transactions, in transaction not conditioned upon the consummation of the Combination Transactions and intended to result in the operation of WKT Restaurant Corp.'s business in a Delaware corporation, the Company will merge with WKT Restaurant Corp. ("WKT"), with the Company as the surviving corporation in the merger. In the merger of WKT and the Company, Taylor, as the sole shareholder of WKT, will be entitled to receive 2,217,000 shares of Class B Common Stock, $0.001 par value ("CLASS B COMMON STOCK") of the Company and 150,000 shares of Class A Common Stock in exchange for his 1,000 Common Shares of WKT. Upon consummation of the merger between the Company and WKT (the "WKT MERGER"), the only assets and liabilities of WKT that the Company will succeed to are 150,000 Common Shares of Holdings and WKT's right to receive a one percent (1%) distribution on all sales of Company-owned or licensed Texas Roadhouse restaurants.

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          THE PARTIES, INTENDING TO BE LEGALLY BOUND, AGREE AS FOLLOWS:

       1. INDEMNIFICATION BY TAYLOR. Taylor agrees to indemnify, defend and hold the Company harmless from and against, and reimburse the Company on demand for, any damage, loss, cost or expense (including reasonable attorneys' fees) incurred by the Company as a result of the Company being the successor by merger to any liabilities or obligations of WKT.

       2. THE COMBINATION TRANSACTIONS. The parties acknowledge and agree that the following Combination Transactions shall occur at the Closing (as defined below):

              2.1 HOLDINGS. Holdings and Texas Roadhouse Holdings Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of the Company, shall merge, with Holdings being the surviving limited liability company in the merger. Each holder of Common Shares of Holdings other than the Company shall receive (a) one share of Class A Common Stock in the merger for each Common Share of Holdings so held (as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations by the Company occurring after the date hereof, as so adjusted, the "EXCHANGE RATIO"), except that membership interests held by Aspen, Gainesville and Management Corp. will be cancelled, and (b) Preferred Shares of Holdings, with the number of Preferred Shares determined by multiplying $1.00 times each respective holder's share of Holdings' authorized and accrued profits distributions, as determined and set forth in Written Action by Sole Manager of Holdings entered into prior to the consummation of the Combination Transactions. Holdings and the Company acknowledge and agree that, as a result of the merger, Holdings shall become a wholly-owned limited liability company subsidiary of the Company. Each Common Share of Holdings held by the Company immediately prior to consummation of the merger shall be cancelled in the merger. Holdings and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

              2.2 DEVELOPMENT. Development and Texas Roadhouse Development Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of the Company, shall merge, with Development being the surviving business entity in the merger. The holders of Common Shares of Development shall receive 3,283.333 shares of Class A Common Stock in the merger for each Common Share of Development so held (as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations occurring after the date hereof). As a result of the merger, Development shall become a wholly-owned corporate subsidiary of the Company. Development and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

              2.3    MANAGEMENT.

                     (a) Management and Texas Roadhouse Management Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of the Company, shall merge, with Management being the surviving business entity in the merger. The holders of Non-Voting Common Shares of Management shall receive one share of Class A Common Stock in the merger for each Common Share of Management so held (as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations involving either the Company or Management occurring after the date hereof). Each Voting Common Share of Management shall be cancelled

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in the merger. Each Common Share of Holdings held by Management immediately prior to consummation of the merger shall be cancelled in the merger.

                     (b) Effective as of the Closing, the Stock Option Plan of Management (the "EXISTING OPTION PLAN") and each option granted thereunder that is outstanding immediately prior to the Closing (an "EXISTING OPTION"), whether or not then exercisable or vested, shall be assumed by the Company. As of the Closing, each Existing Option shall cease to represent a right to acquire Non-Voting Common Shares of Management and shall be converted automatically into an option to purchase shares of Class A Common Stock in an amount, at an exercise price and subject to such terms and conditions determined as provided below. Each Existing Option so assumed by the Company shall be subject to, and exercisable and vested upon, the same terms and conditions as under the Existing Plan and the applicable option and other related agreements issued thereunder, including the maximum term of the Existing Option and the provisions regarding termination of the Existing Option following a termination of employment, except that (1) each assumed Existing Option shall be exercisable for, and represent the right to acquire, that number of shares of Class A Common Stock (rounded down to the nearest whole share) equal to (i) the number of Non-Voting Common Shares of Management subject to such Existing Option immediately prior to the Closing multiplied by (ii) the Exchange Ratio; and (B) the exercise price per share of Class A Common Stock subject to each assumed Existing Option shall be an amount equal to (i) the exercise price per Non-Voting Common Share of Management subject to such Existing Option in effect immediately prior to the Closing divided by (ii) the Exchange Ratio (rounded up to the nearest whole cent).

                     (c) The Company's Board of Directors, or its duly appointed committee to administer the 2004 Equity Incentive Plan of the Company, shall adopt resolutions and take such other actions as may be necessary, effective contingent upon the consummation of the transactions contemplated hereby, immediately prior to the Closing, to provide for the application of this
Section 2.3 to the Existing Option Plan and the Existing Options that are outstanding as of immediately prior to the Closing.

                     (d) The conversion of Existing Options provided for in this Section 2.3 shall, with respect to any options which qualified as "incentive stock options" (as defined in Section 422 of the Code immediately prior to the Closing), be effected in a manner consistent with Section 424(a) of the Code.

       2.4 ASPEN. Aspen and Aspen Steaks Exchange Subsidiary Inc., a wholly-owned Kentucky corporate subsidiary of the Company, shall engage in a statutory share exchange. The holders of Common Stock of Aspen shall receive three shares of Class A Common Stock in the share exchange for each share of Common Stock of Aspen so held (as adjusted to reflect subsequent stock dividends, stock splits or recapitalizations by either the Company of Aspen occurring after the date hereof). Aspen and the Company acknowledge and agree that the share exchange shall constitute a tax-free reorganization under IRC
Section 368.

       2.5 AMARILLO. Texas Roadhouse of Amarillo, Ltd. ("AMARILLO") and Texas Roadhouse of Amarillo Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Amarillo being the surviving business entity in the merger. The holders of limited partner interests of Amarillo other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99%

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limited partner interest in Amarillo and Holdings shall hold a 1% general partner interest in Amarillo. Amarillo, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.6    BOISE. Texas Roadhouse of Boise, LLC ("BOISE") and Boise
Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Boise being the surviving limited liability company in the merger. The holders of membership interests of Boise other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Boise shall become a wholly-owned limited liability company subsidiary of Property. Boise and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.7    CEDAR FALLS. Texas Roadhouse of Cedar Falls, LLC ("CEDAR
FALLS") and Cedar Falls Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Cedar Falls being the surviving limited liability company in the merger. The holders of membership interests of Cedar Falls other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Cedar Falls shall become a wholly-owned limited liability company subsidiary of Property. Cedar Falls and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.8 CHEYENNE. Texas Roadhouse of Cheyenne, LLC ("CHEYENNE") and Cheyenne Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Cheyenne being the surviving in the merger. The holders of membership interests of Cheyenne other than Holdings shall receive Class A Common Stock in the merger. As a result of the merger, Cheyenne shall become a wholly-owned limited liability company subsidiary of Property. Cheyenne and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.9 COLLEGE STATION. Texas Roadhouse of College Station, Ltd. ("COLLEGE STATION") and Texas Roadhouse of College Station Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with College Station being the surviving business entity in the merger. The holders of limited partner interests of College Station other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in College Station and Holdings shall hold a 1% general partner interest in College Station. College Station, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.10   CONROE. Texas Roadhouse of Conroe, Ltd. ("CONROE") and
Texas Roadhouse of Conroe Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Conroe being the surviving business entity in the merger. The holders of limited partner interests of Conroe other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Conroe and Holdings shall hold a 1% general partner interest in Conroe. Conroe, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

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       2.11   CORPUS CHRISTI. Texas Roadhouse of Corpus Christi, Ltd.
("CORPUS CHRISTI") and Texas Roadhouse of Corpus Christi Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Corpus Christi being the surviving business entity in the merger. The holders of limited partner interests of Corpus Christi other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Corpus Christi and Holdings shall hold a 1% general partner interest in Corpus Christi. Corpus Christi, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.12   DECATUR. Texas Roadhouse of Decatur, LLC ("DECATUR") and
Decatur Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Decatur being the surviving limited liability company in the merger. The holders of membership interests of Decatur other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Decatur shall become a wholly-owned limited liability company subsidiary of Property. Decatur and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC
Section 351.

       2.13   DENTON. Texas Roadhouse of Denton, Ltd. ("DENTON") and
Texas Roadhouse of Denton Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Denton being the surviving business entity in the merger. The holders of limited partner interests of Denton other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Denton and Holdings shall hold a 1% general partner interest in Denton. Denton, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.14   DIXIE HIGHWAY. Texas Roadhouse of Dixie Highway, LLC
("DIXIE HIGHWAY") and Dixie Highway Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Dixie Highway being the surviving limited liability company in the merger. The holders of membership interests of Dixie Highway other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Dixie Highway shall become a wholly-owned limited liability company subsidiary of Property. Dixie Highway and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.15   EAST PEORIA. Texas Roadhouse of East Peoria, LLC ("EAST
PEORIA") and East Peoria Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with East Peoria being the surviving limited liability company in the merger. The holders of membership interests of East Peoria other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, East Peoria shall become a wholly-owned limited liability company subsidiary of Property. East Peoria and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.16   ELKHART. Texas Roadhouse of Elkhart, LLC ("ELKHART") and
Elkhart Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Elkhart being the surviving limited liability company in the merger. The holders of membership interests of Elkhart other than Holdings shall receive shares of Class

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A Common Stock in the merger. As a result of the merger, Elkhart shall become a wholly-owned limited liability company subsidiary of Property. Elkhart and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.17   ELYRIA. Texas Roadhouse of Elyria, LLC ("ELYRIA") and
Elyria Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Elyria being the surviving limited liability company in the merger. The holders of membership interests of Elyria other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Elyria shall become a wholly-owned limited liability company subsidiary of Property. Elyria and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC
Section 351.

       2.18 FORT WAYNE. Texas Roadhouse of Fort Wayne, LLC ("FORT WAYNE") and Fort Wayne Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Fort Wayne being the surviving limited liability company in the merger. The holders of membership interests of Fort Wayne other than Holdings shall receive Class A Common Stock in the merger. As a result of the merger, Fort Wayne shall become a wholly-owned limited liability company subsidiary of Property. Fort Wayne and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.19   FRIENDSWOOD. Texas Roadhouse of Friendswood, Ltd.
("FRIENDSWOOD") and Texas Roadhouse of Friendswood Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Friendswood being the surviving business entity in the merger. The holders of limited partner interests of Friendswood other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Friendswood and Holdings shall hold a 1% general partner interest in Friendswood. Friendswood, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.20   GAINESVILLE. Gainesville and Texas Roadhouse of
Gainesville Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of the Company, shall merge, with Gainesville being the surviving corporation in the merger. The shareholders of Gainesville shall receive three shares of Class A Common Stock in the merger for each Common Share of Gainesville so held (as adjusted to reflect any subsequent stock dividends, stock splits or recapitalizations involving either the Company or Gainesville occurring after the date hereof). Gainesville and the Company acknowledge and agree that the merger shall constitute a tax-free reorganization under IRC
Section 368(a)(1)(A) and/or a part of the Roadhouse Exchange under IRC Section 351.

       2.21   GRAND JUNCTION. Texas Roadhouse of Grand Junction, LLC
("GRAND JUNCTION") and Grand Junction Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Grand Junction being the surviving limited liability company in the merger. The holders of membership interests of Grand Junction other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Grand Junction shall become a wholly-owned limited liability company subsidiary of Property. Grand Junction and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

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       2.22   GRAND PRAIRIE. Texas Roadhouse of Grand Prairie, Ltd.
("GRAND PRAIRIE") and Texas Roadhouse of Grand Prairie Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Grand Prairie being the surviving business entity in the merger. The holders of limited partner interests of Grand Prairie other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Grand Prairie and Holdings shall hold a 1% general partner interest in Grand Prairie. Grand Prairie, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.23   HOUSTON. Texas Roadhouse of Houston, Ltd. ("HOUSTON") and
Texas Roadhouse of Houston Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Houston being the surviving business entity in the merger. The holders of limited partner interests of Houston other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Houston and Holdings shall hold a 1% general partner interest in Houston. Houston, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.24 LANCASTER. Texas Roadhouse of Lancaster, LLC ("LANCASTER") and Lancaster Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Lancaster being the surviving limited liability company in the merger. The holders of membership interests of Lancaster other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Lancaster shall become a wholly-owned limited liability company subsidiary of Property. Lancaster and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.25   LANSING. Texas Roadhouse of Lansing, LLC ("LANSING") and
Lansing Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Lansing being the surviving limited liability company in the merger. The holders of membership interests of Lansing other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Lansing shall become a wholly-owned limited liability company subsidiary of Property. Lansing and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC
Section 351.

       2.26 LIVE OAK. Texas Roadhouse of Live Oak, Ltd. ("LIVE OAK") and Texas Roadhouse of Live Oak Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Live Oak being the surviving business entity in the merger. The holders of limited partner interests of Live Oak other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Live Oak and Holdings shall hold a 1% general partner interest in Live Oak. Live Oak, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.27   LONGVIEW. Longview Roadhouse II, Ltd. ("LONGVIEW") and
Texas Roadhouse of Longview Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Longview being the surviving business entity in the merger. The holders of limited partner interests of Longview other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a

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99% limited partner interest in Longview and Holdings shall hold a 1% general partner interest in Longview. Longview, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.28 LUBBOCK. Texas Roadhouse of Lubbock, Ltd. ("LUBBOCK") and Texas Roadhouse of Lubbock Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Lubbock being the surviving business entity in the merger. The holders of limited partner interests of Lubbock other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Lubbock and Holdings shall hold a 1% general partner interest in Lubbock. Lubbock, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.29 LYNCHBURG. Texas Roadhouse of Lynchburg, LLC ("LYNCHBURG") and Lynchburg Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Lynchburg being the surviving limited liability company in the merger. The holders of membership interests of Lynchburg other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Lynchburg shall become a wholly-owned limited liability company subsidiary of Property. Lynchburg and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.30 MESQUITE. Texas Roadhouse of Mesquite, Ltd. ("MESQUITE") and Texas Roadhouse of Mesquite Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Mesquite being the surviving business entity in the merger. The holders of limited partner interests of Mesquite other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Mesquite and Holdings shall hold a 1% general partner interest in Mesquite. Mesquite, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.31 NEW PHILADELPHIA. Texas Roadhouse of New Philadelphia, LLC ("NEW PHILADELPHIA") and New Philadelphia Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with New Philadelphia being the surviving limited liability company in the merger. The holders of membership interests of New Philadelphia other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, New Philadelphia shall become a wholly-owned limited liability company subsidiary of Property. New Philadelphia and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC
Section 351.

       2.32 PASADENA. Texas Roadhouse of Pasadena, Ltd. ("PASADENA") and Texas Roadhouse of Pasadena Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Pasadena being the surviving business entity in the merger. The holders of limited partner interests of Pasadena other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Pasadena and Holdings shall hold a 1% general partner interest in Pasadena. Pasadena, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

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       2.33   RICHMOND. Texas Roadhouse of Richmond, LLC ("RICHMOND") and
Richmond Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Richmond being the surviving limited liability company in the merger. The holders of membership interests of Richmond other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Richmond shall become a wholly-owned limited liability company subsidiary of Property. Richmond and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.34 ROSEVILLE. Texas Roadhouse of Roseville, LLC ("ROSEVILLE") and Roseville Merger Subsidiary LLC, a wholly-owned Kentucky limited liability company subsidiary of Property, shall merge, with Roseville being the surviving limited liability company in the merger. The holders of membership interests of Roseville other than Holdings shall receive shares of Class A Common Stock in the merger. As a result of the merger, Roseville shall become a wholly-owned limited liability company subsidiary of Property. Roseville and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.35 TEXARKANA. Texas Roadhouse of Texarkana, Ltd. ("TEXARKANA") and Texas Roadhouse of Texarkana Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Texarkana being the surviving business entity in the merger. The holders of limited partner interests of Texarkana other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Texarkana and Holdings shall hold a 1% general partner interest in Texarkana. Texarkana, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC
Section 351.

       2.36 TYLER. Texas Roadhouse of Tyler, Ltd. ("TYLER") and Texas Roadhouse of Tyler Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Tyler being the surviving business entity in the merger. The holders of limited partner interests of Tyler other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Tyler and Holdings shall hold a 1% general partner interest in Tyler. Tyler, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

       2.37 WACO. Texas Roadhouse of Waco, Ltd. ("WACO") and Texas Roadhouse of Waco Interim LLC, a wholly-owned Kentucky limited liability company subsidiary of Texas, shall merge, with Waco being the surviving business entity in the merger. The holders of limited partner interests of Waco other than Texas shall receive shares of Class A Common Stock in the merger. As a result of the merger, Texas shall hold a 99% limited partner interest in Waco and Holdings shall hold a 1% general partner interest in Waco. Waco, Texas and the Company acknowledge and agree that the merger shall constitute a part of the Roadhouse Exchange under IRC Section 351.

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       3.     CLOSING. The closing (the "CLOSING") of the transactions set forth in Section 2 shall occur immediately prior to the sale of shares of Class A Common Stock pursuant to the Underwriting Agreement on the First Closing Date
(as defined in the Underwriting Agreement).

       4.     COMBINATION TRANSACTION CONSIDERATION.

              (a) The equity holders of each Constituent Restaurant Entity shall receive the number of shares of Class A Common Stock determined by the Company in accordance with the applicable provisions regarding such consideration that are set forth in such Constituent Restaurant Entity's limited partnership agreement, operating agreement or franchise agreement (which determination shall be binding on all parties hereto absent manifest error) with such shares to be distributed among each Constituent Restaurant Entity's equity owners as provided for in such Constituent Restaurant Entity's organizational documents. The number of shares of Class A Common Stock, as so determined shall be set forth on Schedule B hereto which shall be attached to this Agreement on or prior to the closing. The shares of Class A Common Stock to be issued to the equity owners (collectively, the "EQUITY OWNERS") of Holdings, Development, Management, Aspen, Gainesville, and each Constituent Restaurant Entity (collectively, the "COMBINED ENTITIES") shall be delivered to the Custodian (as defined in the Underwriting Agreement) for distribution to the Equity Owners or for sale pursuant to the Underwriting Agreement.

              (b) The parties acknowledge that the Company will be a C corporation for federal income tax purposes upon consummation of the Combination Transactions.

       5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents, warrants and agrees to the other parties to this Agreement that as of the date of this Agreement and as of the date of the Closing as follows:

              5.1 ORGANIZATION, EXISTENCE AND GOOD STANDING. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power and authority to own its property, conduct its business as now being conducted and as contemplated to be conducted after the consummation of the transactions contemplated by this Agreement, and to enter into and carry out the provisions of this Agreement applicable to it.

              5.2 CAPITAL STOCK; ISSUANCE AND VALIDITY OF SHARES. As of the date hereof, the Company has an authorized capitalization consisting of 1,000 shares of Class A Common Stock, 1,000 shares of Class B Common Stock, and 1,000 shares of $0.001 par value Preferred Stock (the "PREFERRED STOCK"), of which 1,000 shares of Class A Common Stock and no shares of Class B Common Stock or Preferred Stock are issued and outstanding as of the date hereof. Prior to the consummation of the Combination Transactions, the Company will amend its Certificate of Incorporation to increase the number of authorized shares of Class A Common Stock and Class B Common Stock (collectively, the "COMMON STOCK") to an amount in excess of the number of shares required to be issued in the Combination Transactions and the Initial Public Offering. The shares of Common Stock to be issued pursuant to this Agreement in the Combination Transactions by the Company will, when so issued, be validly authorized and issued, fully paid and nonassessable.

              5.3 RESTRICTIVE DOCUMENTS. Neither this Agreement nor the consummation of the transactions herein contemplated, will violate the terms of the organizational documents of the Company, or of any mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, to which the Company is subject or is a party, and which would preclude the Company from (i) consummating the transactions contemplated by this Agreement or (ii) complying with the terms, conditions and provisions of this Agreement.

              5.4 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement, and the consummation of transactions contemplated by this Agreement, have been duly and validly approved and authorized by the Board of Directors of the Company; and this Agreement is the valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of creditors, and subject to the further qualification that the remedy of specific performance or injunctive relief is discretionary with the court before which any proceeding therefor may be brought.

              5.5 NO REQUIRED APPROVALS. The execution, delivery and performance of this Agreement by the Company does not require the Company to give any notification to or receive any approval from any governmental authority other than filings with the Secretary of State of the State of Delaware and with the Secretary of State of the Commonwealth of Kentucky in connection with the Combination Transactions.

       6. REPRESENTATIONS AND WARRANTIES OF COMBINED PARTIES. Each of the Combined Entities severally represents and warrants to the Company as of the date of this Agreement and as of the date of Closing as follows:

              6.1 ORGANIZATION AND VALID EXISTENCE. Each Combined Entity is an entity duly organized and validly existing under the laws of the Commonwealth of Kentucky. Each Combined Entity has the requisite entity power and authority to own its property, conduct its business as now being conducted and as contemplated to be conducted after the consummation of the transactions contemplated by this Agreement, and to enter into and carry out the provisions of this Agreement applicable to it.

              6.2 RESTRICTIVE DOCUMENTS. Neither this Agreement nor the consummation of the transactions herein contemplated, will violate the terms of the organizational documents of the Combined Party, or of any mortgage, lien, lease, agreement, contract, instrument, law, rule, regulation, order, judgment or decree, to which the Combined Party is subject or is a party, and which would preclude the Combined Party from (i) consummating the transactions contemplated by this Agreement or (ii) complying with the terms, conditions and provisions of this Agreement, except for consents that will be obtained prior to the Closing.

              6.3 AUTHORIZATION FOR AGREEMENT. The execution, delivery and performance of this Agreement, and the consummation of transactions contemplated by this Agreement, have been duly and validly approved and authorized by necessary action on the part of such Combined Party; and this Agreement is the valid and binding obligation of the Combined Party and is enforceable against the Combined Party in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of creditors, and subject to the further qualification that the remedy of specific performance or injunctive relief is discretionary with the court before which any proceeding therefor may be brought.

              6.4 NO REQUIRED APPROVALS. The execution, delivery and performance of this Agreement by the Combined Party does not require the Combined Party to give any notification to or receive any approval from any governmental authority other than filings with the Secretary of State of the Commonwealth of Kentucky in connection with the Combination Transactions.

       7.     COVENANTS OF THE PARTIES.

              7.1 CONDUCT OF BUSINESS. From the date of this Agreement until the Closing, each Combined Party agrees to operate its business only in the ordinary course of business, and in substantial compliance with all statutory and regulatory requirements of any applicable federal, state or local authority, and agrees to enter into no material contract or other transaction relating to the business other than in the ordinary course of business without the prior written consent of the Company. Between the date hereof and the Closing, each Combined Party agrees to use its best efforts to preserve the goodwill and business of its customers, suppliers, and others having business relations with it, and further agrees to conduct the financial operations of its business in accordance with its existing business practices.

              7.2 DISTRIBUTIONS. Prior to the Closing, each of the Combined Entities shall only make dividends or distributions to its equity owners to the extent described in the Registration Statement (as defined in the Underwriting Agreement).

              7.3 NOTICE. Each of the parties agrees to immediate notify the other parties in writing if such party should become aware prior to the Closing that its representations and warranties are untrue at any time prior to the Closing.

              7.4    INDEMNIFICATION.

              (a) The Company will indemnify each Equity Owner who elects to sell any shares of Class A Class Common pursuant to the Underwriting Agreement (a "SELLING STOCKHOLDER"), and each person controlling such Selling Stockholder within the meaning of Section 15 of the Securities Act of 1933, as amended (the "SECURITIES ACT"), against all expenses, claims, losses, damages or liabilities, joint or several (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereto, incident to the Initial Public Offering, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of the Securities Act, the Exchange Act of 1934, as amended, or any state or federal securities law, or any rule or regulation promulgated under such Acts or law applicable to the Company in connection with the Initial Public Offering, and the Company will reimburse each such Selling Stockholder and each person controlling such Selling Stockholder, for any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission or alleged untrue statement or omission, made in reliance upon and in conformity with written information regarding a Selling Stockholder furnished to the Company by an instrument duly executed by such Selling Stockholder or controlling person and stated to be specifically for use therein. If the Selling Stockholders are represented by counsel other than counsel for the Company, the Company will not be obligated under this Section 7.4(a) to reimburse legal fees and expenses of more than one separate counsel for all Selling Stockholders.

              (b)    Each party entitled to indemnification under this Section
7.4 (the "INDEMNIFIED PARTY") shall give notice to the Company promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Company to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Company, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Company of its obligations under this Section 7.4 unless the failure to give such notice is materially prejudicial to an Company's ability to defend such action and provided further, that the Company shall not assume the defense for matters as to which there is a conflict of interest or separate and different defenses. The Company, in the defense of any such claim or litigation, shall not, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

              (c) If the indemnification provided for in this Section 7.4 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Company, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations, provided that in no event shall any contribution by a Selling Stockholder under this Section 7.4(c) exceed the public offering price of shares sold by such Selling Stockholder, except in the case of willful misconduct by such Selling Stockholder. The relative fault of the Company and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Company or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

       8. CONDITIONS TO THE COMPANY'S OBLIGATIONS. The obligation of the Company to consummate the transactions contemplated in Section 1 and Section 2 is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Combined Entities, in whole or in part):

              8.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties in Section 6 shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

              8.2 PERFORMANCE BY THE COMBINED PARTIES. All of the covenants and obligations that the Combined Parties are required to perform or to comply with pursuant to this

Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

              8.3 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with Section 8(a) of the Securities Act.

       9. CONDITIONS TO THE COMBINED PARTIES' OBLIGATIONS. The obligation of the Combined Parties to consummate the transactions contemplated in Section 1 and Section 2 is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by the Company, in whole or in part):

              9.1 ACCURACY OF REPRESENTATIONS. All of the representations and warranties in Section 5 shall have been accurate in all material respects as of the date of this Agreement, and shall be accurate in all material respects as of the time of the Closing as if then made.

              9.2 PERFORMANCE BY THE COMPANY. All of the covenants and obligations that Roadhouse is required to perform or to comply with pursuant to this Agreement at or prior to the Closing shall have been duly performed and complied with in all material respects.

              9.3 REGISTRATION STATEMENT. The Registration Statement shall have become effective in accordance with Section 8(a) of the Securities Act.

              9.4 AMENDMENT TO HOLDINGS OPERATING AGREEMENT. Amendment No. 2 to the Amended and Restated Operating Agreement of Holdings, substantially in the form of Exhibit A hereto, shall be adopted by the Company as the Manager of Holdings.

              9.5    WKT MERGER. The WKT Merger shall have been consummated.

       10. TERMINATION OF THE AGREEMENT. This Agreement and the transactions contemplated hereby may be terminated or abandoned at any time before the
Closing:

              (a) by mutual consent of the Company, the Combined Parties and the Underwriters; or

              (b) by any party, if Closing does not occur on or before March 31, 2005.

       11. SURVIVAL. The representations and warranties of the parties to this Agreement shall terminate as of the Closing.

       12. EXPENSES. Holdings shall pay all expenses incurred by any of the parties hereto in connection with (a) the consummation of the negotiation and preparation of this Agreement and the related documents, and the consummation of the transactions contemplated hereby, and (b) all expenses incurred by the parties hereto in connection with the Initial Public Offering, including, without limitation, those described in Item 13 of Part II of the Registration Statement.

       13. FURTHER ASSURANCES. Prior to, and following the Closing, parties agree to execute and deliver any and all papers and documents which may be reasonably necessary to carry out the terms of this Agreement.

       14. ENTIRE AGREEMENT; AMENDMENT. This Agreement, together with the Schedules and Exhibit hereto, contain the entire agreement between the parties and there are no agreements, representations, or warranties which are not set forth herein. This Agreement may not be amended or revised except by a writing signed by each of the parties to this Agreement and by the Underwriters.

       15. BINDING EFFECT. This Agreement is binding upon and inures to the benefit of the parties and their respective successors and assigns. Other than the parties to this Agreement and the Underwriters, who shall be third party beneficiaries of this Agreement, this Agreement is not intended and must not be construed to create any rights in any parties, including without limitation, the Equity Owners, and no person may assert any rights as a third party beneficiary.

       16. SEVERABILITY. The provisions of this Agreement are severable, and the invalidity of any provision will not affect the validity of any other provision.

       17. GOVERNING LAW. The execution, interpretation, and performance of this Agreement will be governed by the laws of the Commonwealth of Kentucky, without regard to or application of its conflicts of law principles.

       IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first above written.

                                     TEXAS ROADHOUSE, INC.


                                     By: /S/ W. KENT TAYLOR
                                         ---------------------------------------
                                         W. Kent Taylor, Chairman


                                         /S/ W. KENT TAYLOR
                                         ---------------------------------------
                                         W. Kent Taylor, individually

                                     TEXAS ROADHOUSE HOLDINGS LLC

                                     By: WKT RESTAURANT CORP.,
                                         as Manager


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer

                                     TEXAS ROADHOUSE DEVELOPMENT
                                     CORPORATION


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer

                                     TEXAS ROADHOUSE MANAGEMENT CORP.


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer


                                     ASPEN STEAKS, LTD.


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, President

                                     TEXAS ROADHOUSE OF GAINESVILLE INC., I


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, President

                                     TEXAS ROADHOUSE OF TEXAS, LLC


                                     By: TEXAS ROADHOUSE HOLDINGS LLC,
                                              as Manager

                                     By: WKT RESTAURANT CORP.,
                                         as Manager


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer

                                     EACH OF THE CONSTITUENT ENTITIES LISTED ON
                                     PART I OF SCHEDULE A

                                     By: TEXAS ROADHOUSE HOLDINGS LLC,
                                         as Manager

                                     By: WKT RESTAURANT CORP.,
                                         as Manager


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer

                                     EACH OF THE CONSTITUENT ENTITIES LISTED ON
                                     PART II OF SCHEDULE A

                                     By: TEXAS ROADHOUSE HOLDINGS LLC,
                                         as General Partner

                                     By: WKT RESTAURANT CORP.,
                                         as Manager


                                         By:  /S/ W. KENT TAYLOR
                                              ----------------------------------
                                              W. Kent Taylor, Chief Executive
                                              Officer

                                     LONGVIEW ROADHOUSE II, LTD.

                                     By: TEAS III, INC.,
                                         as General Partner

                                         By:  /S/ STEVEN L. ORTIZ
                                              ----------------------------------
                                              Steven L. Ortiz, President

                                   SCHEDULE A
                                       TO
                          MASTER TRANSACTION AGREEMENT

PART I

       Name of Constituent Restaurant Entity                                       Form of Entity
       -------------------------------------                                       --------------
Texas Roadhouse of Boise, LLC                                            Kentucky limited liability company
Texas Roadhouse of Cedar Falls, LLC                                      Kentucky limited liability company
Texas Roadhouse of Cheyenne, LLC                                         Kentucky limited liability company
Texas Roadhouse of Decatur, LLC                                          Kentucky limited liability company
Texas Roadhouse of Dixie Highway, LLC                                    Kentucky limited liability company
Texas Roadhouse of East Peoria, LLC                                      Kentucky limited liability company
Texas Roadhouse of Elkhart, LLC                                          Kentucky limited liability company
Texas Roadhouse of Elyria, LLC                                           Kentucky limited liability company
Texas Roadhouse of Fort Wayne, LLC                                       Kentucky limited liability company
Texas Roadhouse of Grand Junction, LLC                                   Kentucky limited liability company
Texas Roadhouse of Lancaster, LLC                                        Kentucky limited liability company
Texas Roadhouse of Lansing, LLC                                          Kentucky limited liability company
Texas Roadhouse of Lynchburg, LLC                                        Kentucky limited liability company
Texas Roadhouse of New Philadelphia, LLC                                 Kentucky limited liability company
Texas Roadhouse of Richmond, LLC                                         Kentucky limited liability company
Texas Roadhouse of Roseville, LLC                                        Kentucky limited liability company

PART II

       Name of Constituent Restaurant Entity                                       Form of Entity
       -------------------------------------                                       --------------
Texas Roadhouse of Amarillo, Ltd.                                        Kentucky limited partnership
Texas Roadhouse of College Station, Ltd.                                 Kentucky limited partnership
Texas Roadhouse of Conroe, Ltd.                                          Kentucky limited partnership
Texas Roadhouse of Corpus Christi, Ltd.                                  Kentucky limited partnership
Texas Roadhouse of Denton, Ltd.                                          Kentucky limited partnership
Texas Roadhouse of Friendswood, Ltd.                                     Kentucky limited partnership
Texas Roadhouse of Grand Prairie, Ltd.                                   Kentucky limited partnership
Texas Roadhouse of Houston, Ltd.                                         Kentucky limited partnership
Texas Roadhouse of Live Oak, Ltd.                                        Kentucky limited partnership
Texas Roadhouse of Lubbock, Ltd.                                         Kentucky limited partnership
Texas Roadhouse of Mesquite, Ltd.                                        Kentucky limited partnership
Texas Roadhouse of Pasadena, Ltd.                                        Kentucky limited partnership
Texas Roadhouse of Texarkana, Ltd.                                       Kentucky limited partnership
Texas Roadhouse of Tyler, Ltd.                                           Kentucky limited partnership
Texas Roadhouse of Waco, Ltd.                                            Kentucky limited partnership

PART III

       Name of Constituent Restaurant Entity                                       Form of Entity
       -------------------------------------                                       --------------
Longview Roadhouse II, Ltd.                                              Kentucky limited partnership

                                   SCHEDULE B
                                       TO
                          MASTER TRANSACTION AGREEMENT

                      Combination Transaction Consideration

                                 AMENDMENT NO. 2
                                       TO
                    AMENDED AND RESTATED OPERATING AGREEMENT
                                       OF
                          TEXAS ROADHOUSE HOLDINGS LLC

                              Dated _________, 2004

              This is Amendment No. 2 (this "AMENDMENT") to the Amended and Restated Operating Agreement of Texas Roadhouse Holdings LLC ("HOLDINGS") dated as of July 12, 2001, as adopted by Texas Roadhouse, Inc. as Manager of the Company.

                                    Recitals

       A. The Amended and Restated Operating Agreement (the "OPERATING AGREEMENT") of Holdings was entered into on July 12, 2001.

       B. Amendment No. 1 ("AMENDMENT NO. 1") to the Operating Agreement was entered into as of November 8, 2002.

       C. Holdings has entered into a Master Transaction Agreement dated May 7, 2004 with Texas Roadhouse, Inc. and certain other parties named therein (the "MASTER TRANSACTION AGREEMENT").

       D. It is a condition to the obligations of the parties to the Master Transaction Agreement other than Texas Roadhouse, Inc., that the Operating Agreement, as amended by Amendment No. 1, be further amended as contemplated hereby (as so amended, the "AMENDED OPERATING AGREEMENT").

       NOW THEREFORE, the Manager hereby adopts the following amendments to the Operating Agreement, as amended:

       1. An additional class of interests of Holdings referred to as "Preferred Shares" is hereby created.

       2.     Holdings will have ___________* authorized Preferred Shares.

       3.     The rights and preferences of Preferred Shares are as follows:

              (a) Each Preferred Share, when issued, shall represent an amount equal to $1.00 of the holder's Capital Account balance in Holdings as of the Closing (as defined in the Master Transaction Agreement), [and correspondingly shall represent an amount equal to $1.00 of the holder's tax basis in the holder's membership interest.] Upon issuance of the Preferred Shares, the membership interests of Holdings shall be deemed to be "recapitalized" as provided for in this Section 3.

----------
* An amount equal to the authorized but undistributed distributions balance of all holders of Common Shares of Holdings as of the Closing as set forth in a Written Action by Sole Manager of Holdings.

              (b) Holders of the Preferred Shares shall have no right to share in distributions under Article 11 of the Amended Operating Agreement, or share in allocations of Taxable Income and Tax Losses pursuant to Article 12 of the Amended Operating Agreement.

              (c) Unless redeemed prior to such date, each Preferred Share shall entitle the holder to an amount equal to $1.00 in distributions in connection with the liquidation and winding up of Holdings pursuant to Article 20 of the Amended Operating Agreement. Liquidation payments to the holders of Preferred Shares shall take priority over distributions to holders of Common Shares.

              (d) Preferred Shares shall be subject to the same restrictions on transfer that apply to Common Shares pursuant to Article 18 of the Amended Operating Agreement.

              (e) The Company shall have the right at any time to redeem the Preferred Shares at a redemption price equal to $1.00 per Preferred Share and upon the giving of notice and tendering of the redemption price to holders of record of the Preferred Shares as of the date of such notice, and with no further action on the part of the holder thereof, such Preferred Shares shall be deemed to be redeemed.

              (f) The Company shall have the obligation to redeem the Preferred Shares on or before December 31, 2005 at a redemption price equal to $1.00 per Preferred Share and upon the giving of notice and tendering of the redemption price to holders of record as of the date of such notice, and with no further action on the part of the holder thereof, such Preferred Shares shall be deemed to be redeemed.

              (g)    Preferred Shares shall not be represented by certificates.

              (h) Holders of Preferred Shares shall be deemed to be "Members" for purposes of the Amended Operating Agreement and the Kentucky Limited Liability Company Act, subject to the rights and preferences of holders of Preferred Shares set forth in the Amended Operating Agreement.

              (i)    Preferred Shares shall be nonvoting.

       4. Except as otherwise modified herein, the Operating Agreement, as amended by Amendment No. 1, shall remain in full force and effect.

              IN WITNESS WHEREOF, the undersigned has executed this Amendment as of the date set forth above.

                                         TEXAS ROADHOUSE, INC.,
                                         Manager

                                         By:
                                              ----------------------------------
                                              G. J. Hart, Chief Executive Office